Exhibit 10.2

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of          , 2009 and made by the shareholder set forth on the signature page to this Agreement (the “Holder”)3. Any and all capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, Ideation Acquisition Corp., a Delaware corporation (“Ideation”) has entered into that certain Agreement and Plan of Merger, Conversion and Share Exchange, dated          , 2009 (the “Share Exchange Agreement”), by and among Ideation, ID Arizona Corp., an Arizona corporation and a wholly-owned subsidiary of Ideation, SearchMedia International Limited, an exempted limited company incorporated under the laws of the Cayman Islands (“SearchMedia”) and the other parties thereto.

WHEREAS, the execution and delivery of this Agreement by the undersigned is a condition to the closing of the Share Exchange Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Representations and Warranties.  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

2. Lock-Up.  Following the Closing, and until the six (6) month anniversary of the Closing with respect to twenty-five percent (25%) of the Shares (as defined below) and until the one (1) year anniversary of the Closing with respect to the remaining seventy-five percent (75%) of the Shares, the undersigned will not, directly or indirectly:

(a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of SearchMedia Holdings Limited, an exempted limited company registered or to be registered by way of continuation under the laws of the Cayman Islands (the “Company”) or any other securities convertible into or exercisable or exchangeable for shares of the Company which are beneficially owned and/or acquired as of the date of this Agreement or underlying any security acquired as of the date of this Agreement (collectively, the “Shares”), including, without limitation, Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares;

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(c) publicly disclose the intention to do any of the foregoing.

The restrictions on the actions set forth in clauses (a) through (c) above shall expire with respect to 25% of the Shares on the six (6) month anniversary of the Closing. Furthermore, such restrictions shall not apply to: (i) transfers of Shares as a bona fide gift; (ii) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (iii) transfers of Shares to any beneficiary of the undersigned pursuant to a will, trust instrument

3 This form of lock-up applies to China Seed Ventures, Deutsche Bank, Nanfung and Linden Ventures, provided that with respect to Section 2, Linden Ventures will only be subject to a 6 month lock-up period.

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or other testamentary document or applicable laws of descent; (iv) transfers of Shares to the Company by way of repurchase or redemption; (v) transfers of Shares to any Affiliate of the undersigned; (vi) transfers of Shares by the undersigned that are in compliance with applicable federal and state securities laws; or (vii) transfer of Shares by the undersigned pursuant to an underwritten secondary offering provided that, in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (v) or (vi) above, each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement substantially in the form of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

3. Follow-On Offering.  After the six (6) month anniversary of the Closing and until the one (1) year anniversary of the Closing, the restrictions set forth in Section 2 in respect of 75% of the Shares may be released with respect to some or all of the Shares, upon the consent of the members of the Board of Directors of the Company designated by the Ideation Representative, in connection with a follow-on public offering of registered securities on Form F-3 or other short-form registration statement.

4. Right to Decline Transfer.  The Company and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing Shares a legend describing the restrictions contained herein.

5. Notices.  Unless otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement will be in writing and will be given in accordance with the notice provisions of the Share Exchange Agreement, provided that the address for notices to the Holder shall be as set forth on the signature page hereto.

6. Counterparts.  This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

7. Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

8. Amendment.  This Agreement may be amended or modified by written agreement executed by the undersigned and the Company.

9. Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10. Governing Law.  The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first indicated above.

HOLDER:

By:

Print Name:

Print Title (if applicable):

Name of Entity (if applicable):

Address:

Date:

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